Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF COLONY FINANCIAL, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF COLONY FINANCIAL, INC.

The following unaudited pro forma consolidated financial information is based on the historical financial statements of Colony Financial, Inc. (the “Company”) after giving effect to the Company’s investment in CAH Operating Partnership, L.P. (“CAH OP,” formerly CSFR Operating Partnership, L.P.) for an associate general partner interest and related partnership units representing a 24.3% ownership interest at May 31, 2013. The Company invested an aggregate $400 million in seven separate cash contributions, alongside other investors, to CAH OP from November 13, 2012 to May 31, 2013. The Company had previously invested $150 million in ColFin American Investors, LLC (“CAI”), the predecessor entity which had acquired single-family residential assets prior to the formation of CAH OP. From July 31, 2012 to October 6, 2012, the Company exchanged its interest in CAI for operating partnership units in CAH OP. The Company currently has invested $550 million in CAH OP, taking into account the $150 million previously invested in CAI.

The unaudited pro forma financial statements are based upon available information and assumptions as set forth in the notes to the unaudited pro forma financial statements, which the Company believes are reasonable in the circumstances. This pro forma information should be read in conjunction with the historical consolidated financial statements of the Company as of and for periods ended March 31, 2013 and December 31, 2012, and the notes thereto. The unaudited pro forma consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed these transactions as of the beginning of the periods presented, nor necessarily indicative of future results.

COLONY FINANCIAL, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2013
			Pro Forma
	As Reported		Adjustments (a)	Adjusted
ASSETS
Cash		$82,074	$(72,000)	$10,074
Investments in unconsolidated joint ventures		1,076,921	175,000	1,251,921
Loans held for investment, net		419,630		419,630
Loans held for sale		33,000		33,000
Beneficial interests in securities, available-for-sale, at fair value		31,959		31,959
Other assets		25,602		25,602

Total assets		$1,669,186	$103,000	$1,772,186

LIABILITIES AND EQUITY
Liabilities:
Line of credit	$		$103,000	$103,000
Secured financing		103,216		103,216
Accrued and other liabilities		13,524		13,524
Due to affiliates		5,842		5,842
Dividends payable		27,965		27,965

Total liabilities		150,547	103,000	253,547

Commitments and contingencies
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 8.5% Series A Cumulative Redeemable Perpetual, liquidation preference of $25 per share, 50,000,000 shares authorized, 10,080,000 shares issued and outstanding		101		101
Common stock, $0.01 par value, 450,000,000 shares authorized, 64,598,460 shares issued and outstanding		646		646
Additional paid-in capital		1,455,774		1,455,774
Distributions in excess of retained earnings		(13,725)		(13,725)
Accumulated other comprehensive income		9,241		9,241

Total stockholders’ equity		1,452,037	—	1,452,037
Noncontrolling interest		66,602		66,602

Total equity		1,518,639	—	1,518,639

Total liabilities and equity		$1,669,186	$103,000	$1,772,186

See notes to unaudited pro forma consolidated financial statements.

COLONY FINANCIAL, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2013
		Pro Forma
	As Reported	Adjustments	Adjusted
Income
Equity in income of unconsolidated joint ventures	$21,802	$382 (aa)	$22,184
Interest income	11,412		11,412
Other income from affiliates	371		371

Total income	33,585	382	33,967

Expenses
Management fees	6,370		6,370
Investment expenses	608		608
Interest expense	2,355	807 (cc)	3,162
Administrative expenses	1,843		1,843

Total expenses	11,176	807	11,983
Other loss, net	(63)		(63)

Income before income taxes	22,346	(425)	21,921
Income tax provision	352		352

Net income	21,994	(425)	21,569
Net income attributable to noncontrolling interests	2,587		2,587

Net income attributable to Colony Financial, Inc.	19,407	(425)	18,982
Preferred dividends	5,355		5,355

Net income attributable to common stockholders	$14,052	$(425)	$13,627

Net income per common share:
Basic	$0.22		$0.22	(dd)

Diluted	$0.22		$0.22	(dd)

See notes to unaudited pro forma consolidated financial statements.

COLONY FINANCIAL, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Year Ended December 31, 2012
		Pro Forma
	As Reported	Adjustments	Adjusted
Income
Equity in income of unconsolidated joint ventures	$68,737	$380 (aa)	$69,117
Interest income	36,445		36,445
Other income from affiliates	1,973		1,973

Total income	107,155	380	107,535

Expenses
Management fees	18,982	1,054 (bb)	20,036
Investment expenses	2,977		2,977
Interest expense	8,248	1,384 (cc)	9,632
Administrative expenses	6,346		6,346

Total expenses	36,553	2,438	38,991
Other loss, net	(232)		(232)

Income before income taxes	70,370	(2,058)	68,312
Income tax provision	2,165		2,165

Net income	68,205	(2,058)	66,147
Net income attributable to noncontrolling interests	6,194		6,194

Net income attributable to Colony Financial, Inc.	62,011	(2,058)	59,953
Preferred dividends	13,915		13,915

Net income attributable to common stockholders	$48,096	$(2,058)	$46,038

Net income per common share:
Basic	$1.33		$1.15	(dd)

Diluted	$1.32		$1.15	(dd)

See notes to unaudited pro forma consolidated financial statements.

COLONY FINANCIAL, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	Acquisition of Interests in CAH Operating Partnership, L.P.

From March to August 2012, the Company invested $150 million in CAI, a joint venture with an investment fund managed by an affiliate of the Company’s manager, created for the purpose of acquiring and renting single-family homes. On July 31, 2012, as part of the initial capital raise (“Founders’ Round”) of CAH OP in the amount of approximately $513 million, the Company entered into a subscription agreement for an associate general partner interest in CAH OP and committed to invest $150 million. Such investment was completed through transfers of the Company’s interest in CAI in exchange for operating partnership units in CAH OP

At various times during the period from the Founders’ Round to May 31, 2013, the Company committed and invested an additional $400 million in CAH OP through several subscription agreements and cash contributions to CAH OP, for a combined $550 million investment in CAH OP. Throughout the same period, CAH OP received capital commitments and cash contributions of approximately $1.75 billion from its partners, including the Company, for a total capitalization of approximately $2.3 billion. As of May 31, 2013, CAH OP has received all committed capital contributions.

From the Founders’ Round to May 31, 2013, due to the timing of the Company’s and other partners’ capital commitments to CAH OP, the Company’s ownership interest in CAH OP as a percentage of total committed capital by all partners fluctuated between 21.9% and 46.8%. The Company’s ownership interest in CAH OP as of May 31, 2013, the date of the last capital contributions by the partners of CAH OP, was 24.3%. For purposes of calculating the adjustments for these pro forma consolidated financial statements, we have assumed the Company’s ownership interest in CAH OP for the entire period was 24.3%. The Company’s ownership interest in CAH OP may change in future periods as a result of future commitments by the Company or other investors.

2.	Pro Forma Adjustments to Consolidated Balance Sheet

(a) The pro forma consolidated balance sheet of the Company as of March 31, 2013 is presented as if the Company’s subsequent investments in CAH OP of $68 million and $107 million on May 6, 2013 and May 31, 2013, respectively, occurred on March 31, 2013. The assumed source of the aggregate $175 million investment was $72 million of cash on hand and $103 million of borrowings under the Company’s credit facility, the actual amount the Company borrowed in May 2013.

3.	Pro Forma Adjustments to Consolidated Statements of Operations

The unaudited pro forma consolidated income statements for the three months ended March 31, 2013 and the year ended December 31, 2012 are presented as if the investments in CAH OP and related financings occurred on July 31, 2012, the inception of CAH OP. The pro forma financial statement guidelines require that pro forma adjustments be computed assuming the transaction occurred as of the beginning of the fiscal year presented and carried forward through any interim periods presented. However, because CAH OP was formed on July 31, 2012, no investment in CAH OP and related financing transactions can reasonably be assumed prior to its formation.

(aa) Equity in income of unconsolidated joint ventures—The following table summarizes the Company’s historical equity in net loss of CAH OP based upon its actual ownership interest in CAH OP during the periods presented and its pro forma equity in net loss of CAH OP assuming a constant 24.3% ownership interest, our ownership interest on May 31, 2013. Since we do not currently intend to make any additional commitments to CAH OP, we believe our current ownership interest is representative of the continuing impact of the transaction.

(In thousands)	Three Months Ended March 31, 2013	Year Ended December 31, 2012
Historical equity in net loss of CAH OP	$(1,084)	$(1,487)
Pro forma equity in net loss of CAH OP assuming 24.3% ownership	(702)	(1,107)

Pro forma adjustment	$382	$380

(bb) Management fees—For purposes of these pro forma financial statements, we have assumed the source of $400 million of investments in CAH OP was $103 million of borrowings under the Company’s credit facility as described in Note 2 herein and $297 million of proceeds from issuance of the Company’s common stock. The Company’s common stock offerings in September 2012 and December 2012 are assumed to have occurred as of July 31, 2012, up to $297 million. The pro forma adjustments represent the incremental base management fee expense resulting from the assumed earlier issuance of common stock calculated at an annual rate of 1.5%.

(cc) Interest expense—The adjustments reflect the pro forma increase in interest expense for the three months ended March 31, 2013 and the year ended December 31, 2012 assuming the Company had borrowed $103 million of the $400 million investment in CAH OP on its credit facility on July 31, 2012. The pro forma adjustment reflects the net increase as follows:

	Pro Forma Adjustment to Interest Expense
(In thousands)	Three Months Ended March 31, 2013	Year Ended December 31, 2012
Increase in contractual interest (1)	$954	$1,630
Decrease in unused commitment fees (2)	(147)	(246)

Net increase in interest expense	$807	$1,384

(1)	Interest is calculated at the interest rate on the Company’s credit facility of 1-month London Interbank Offered Rate (“LIBOR”) plus 3.5%. The average interest rate used for pro forma purposes was 3.70% and 3.72% for the three months ended March 31, 2013 and the period from July 31, 2012 to December 31, 2012, respectively. A one-eighth percentage point variance in the 1-month LIBOR would result in a $32,000 and $54,000 change in interest expense for the three months ended March 31, 2013 and the period from July 31, 2012 to December 31, 2012, respectively.
(2)	Reflects the reduction in commitment fees as a result of the assumed borrowing of $103 million on July 31, 2012, calculated at a rate of 0.5% or 0.4% of the unused commitment amount depending upon usage.

(dd) Earnings per share—The following table presents the pro forma basic and diluted earnings per share after giving effect to the pro forma adjustments to the statements of operations and the assumed earlier issuance of the Company’s common stock as of July 31, 2012 as described in note (bb):

	Three Months Ended March 31, 2013		Year Ended December 31, 2012
(In thousands, except share and per share data)	As Reported	Pro Forma	As Reported	Pro Forma
Numerator:
Net income attributable to common stockholders	$14,052	$13,627	$48,096	$46,038
Net income allocated to participating securities (nonvested shares)	(182)	(182)	(476)	(476)

Numerator for basic and diluted net income allocated to common stockholders	$13,870	$13,445	$47,620	$45,562

Denominator:
Basic weighted average number of common shares outstanding	62,027,300	62,027,300	35,925,600	39,651,800
Diluted weighted average number of common shares outstanding	62,027,300	62,027,300	35,943,200	39,669,400
Earnings per share:
Net income attributable to common stockholders per share–basic	$0.22	$0.22	$1.33	$1.15

Net income attributable to common stockholders per share–diluted	$0.22	$0.22	$1.32	$1.15